Exhibit 99.1

AssetMark Reports Record $56.1B Platform Assets for Second Quarter 2019

CONCORD, Calif., August 28, 2019 (GLOBE NEWSWIRE) — AssetMark Financial Holdings, Inc. (NYSE: AMK) today announced financial results for the quarter ended June 30, 2019.

Second Quarter 2019 Financial and Operational Highlights

•	Net income for the quarter was $3.2 million, or $0.05 per share.
•	Adjusted net income for the quarter was $16.6 million, or $0.25 per share, on total revenue of $104.5 million.
•	Adjusted EBITDA for the quarter was $28.6 million, or 27.4% of total revenue.
•

Platform assets increased 23.8% year-over-year and 12.8% quarter-over-quarter to $56.1 billion, aided by quarterly net flows of $1.5 billion, market impact net of fees of $1.1 billion and the addition of $3.8 billion in platform assets from the acquisition of Global Financial Private Capital.

•	Through the first half of 2019, annualized net flows as a percentage of beginning-of- year platform assets were 13.0%.
•

More than 17,000 new households and 280 new producing advisors joined the AssetMark platform during the second quarter. In total, as of June 30th, 2019, there were nearly 7,900 advisors and approximately 155,300 investor households on the AssetMark platform.

•	We realized 24.9% year-to-date production lift from existing advisors in the second quarter indicating that advisors continued to grow organically and increase wallet share on our platform.

Post-Second Quarter 2019 Financial and Operational Highlights

•	Raised $124.4 million in net proceeds to us from our initial public offering, which closed on July 22, 2019.
•	Used proceeds from the IPO, together with cash on hand, to pay down $125 million on our seven-year term loan that comes due in 2025.

“For the second quarter, AssetMark delivered double-digit year-over-year growth in total revenue, adjusted EBITDA and adjusted net income per share,” said Charles Goldman, President and CEO. “This performance is driven by our employees’ ability to execute our business strategy and the strength of our advisors’ relationships with their clients. We believe that the need for high quality integrated products and services that help independent advisors is poised to grow. This favorable industry trend is driven by an increased demand for financial advisors, a move to fee-based models and the decision by more advisors to outsource their businesses.”

Goldman concluded, “AssetMark’s disciplined balance sheet management has resulted in a strong cash position and low net debt, enabling us to invest in new technology, products and services as well as pursue strategic acquisitions that we believe will boost our platform assets and are accretive to our top and bottom lines. AssetMark plans to continue to invest in its business and people, a strategic approach that serves our advisors, our employees and our shareholders.”

Key Operating Metrics

			Variance
	2Q19	2Q18	per year
Operational metrics:
Platform assets (at period-beginning) (millions of dollars)	49,695	43,462	14.3%
Net flows (millions of dollars)	1,514	1,695	-10.7%
Market impact net of fees (millions of dollars)	1,053	117	798.6%
Acquisition	3,789	0	NM
Platform assets (at period-end) (millions of dollars)	56,051	45,274	23.8%
Net flows (% of beginning of year platform assets)	3.4%	4.0%	(60 bps)
Advisers (at period-end)	7,899	7,390	6.9%
Engaged advisers (at period-end)	2,125	1,839	15.6%
Assets from engaged advisers (at period-end) (millions of dollars)	49,455	39,092	26.5%
Households (at period-end)	155,372	125,060	24.2%
New producing advisers	280	240	16.7%
Production lift from existing advisers (year-to-date%)	24.9%	23.3%	160 bps
ATC client cash (millions of dollars)	1,493	1,245	20.0%
Financial metrics:
Total revenue (millions of dollars)	104	89	17.7%
Net income margin (%)	3.1%	10.4%	(730 bps)
Capital expenditure (millions of dollars)	6	4	61.2%
Non-GAAP financial metrics:
Adjusted EBITDA (millions of dollars)	28.6	22.1	29.2%
Adjusted net income (millions of dollars)	16.6	15.1	10.2%

Webcast and Conference Call Information

AssetMark will host a live conference call and webcast to discuss its second quarter 2019 results.  In conjunction with this earnings press release, AssetMark has posted an earnings presentation on its investor relations website at http://ir.assetmark.com. Conference call and webcast details are as follows:

•	Date: August 28, 2019
•	Time: 2:00 p.m. PT; 5:00 p.m. ET
•	Phone: 866-211-4156 (international dial-in: 647-689-6721); password: 8763616
•

Webcast: http://ir.assetmark.com. Please access the website 10 minutes prior to the start time. The webcast will be available in recorded form at http://ir.assetmark.com for 14 days from August 28, 2019.

About AssetMark Financial Holdings, Inc.

AssetMark is a leading provider of extensive wealth management and technology solutions that power independent financial advisors and their clients. Through AssetMark, Inc., its investment advisor subsidiary registered with the Securities and Exchange Commission, AssetMark operates a platform that comprises fully integrated technology, personalized and scalable service and curated investment platform solutions designed to make a difference in the lives of advisors and their clients. AssetMark had $56.1 billion in platform assets as of June 30, 2019 and has a history of innovation spanning more than 20 years.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding our future financial and operating performance, which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including in relation to our ability to attract and retain advisors, competition in the industry in which we operate, the interest rate environment, shifting investor preferences, our financial performance, investments in new products, services and capabilities, our ability to execute strategic transactions, legal and regulatory developments and general market, political, economic and business conditions. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our prospectus dated July 17, 2019 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, that will be filed following this earnings release. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.

Use of Non-GAAP Financial Information

To supplement our financial information, which is prepared and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, we use two non-GAAP financial measures: adjusted EBITDA and adjusted net income. The presentation of these non-GAAP financial metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the limitations thereof and reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure, please refer to the financial tables below, as well as the “Explanations and Reconciliations of Non-GAAP Financial Measures” section of this press release.

AssetMark Financial Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands except share data and par value)

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$65,024	$105,354
Restricted cash	7,000	7,000
Investments, at fair value	370	333
Fees and other receivables	10,295	8,760
Federal income tax receivable	2,875	586
State income tax receivable	449	332
Other current assets	7,120	4,391
Total current assets	93,133	126,756
Property, plant and equipment, net	7,146	7,040
Capitalized software, net	71,221	72,644
Other intangible assets, net	654,440	642,420
Goodwill	325,493	298,415
Total assets	$1,151,433	$1,147,275
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$1,410	$730
Accrued liabilities and other current liabilities	33,165	38,200
Current portion of long-term debt	1,786	2,305
Current portion of acquisition earn-out	—	8,000
Total current liabilities	36,361	49,235
Long-term debt, net	242,432	242,817
Other long-term liabilities	10,447	5,097
Deferred income tax liabilities, net	146,682	151,115
Total long-term liabilities	399,561	399,029
Total liabilities	435,922	448,264
Commitments and contingencies
Stockholder’s equity:
Common stock, $0.001 par value (675,000,000 shares authorized and 66,150,000 shares issued and outstanding)	66	66
Additional paid-in capital	646,594	635,096
Retained earnings	68,851	63,846
Accumulated other comprehensive income, net of tax	—	3
Total stockholder’s equity	715,511	699,011
Total liabilities and stockholder’s equity	$1,151,433	$1,147,275

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Statements of Comprehensive Income

(in thousands except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue
Asset-based revenue	$94,273	$83,234	$177,336	$162,310
Spread-based revenue	8,810	4,734	16,359	8,483
Other revenue	1,400	809	3,102	2,517
Total revenue	104,483	88,777	196,797	173,310
Expenses
Asset-based expenses	31,625	28,719	59,727	55,524
Spread-based expenses	1,595	444	2,073	805
Employee compensation	35,489	26,663	67,374	51,403
General and operating expenses	13,135	10,602	25,427	21,253
Professional fees	4,469	2,049	6,855	4,325
Interest	4,031	—	8,055	—
Depreciation and amortization	7,613	6,698	14,509	12,735
Total expenses	97,957	75,175	184,020	146,045
Income before income taxes	6,526	13,602	12,777	27,265
Provision for income taxes	3,289	4,337	6,729	8,209
Net income	3,237	9,265	6,048	19,056
Other comprehensive income, net of tax
Unrealized gain on investments, net of tax	—	2	—	—
Net comprehensive income	$3,237	$9,267	$6,048	$19,056
Net income per share attributable to common shareholder:
Net income per share, basic	$0.05	$0.14	$0.09	$0.29
Weighted average number of common shares outstanding, basic	66,150,000	66,150,000	66,150,000	66,150,000

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,048	$19,056
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	14,509	12,735
Interest	347	—
Deferred income taxes	20	(220)
Share-based compensation	10,452	2,739
Changes in certain assets and liabilities:
Fees and other receivables, net	(1,461)	(1,926)
Payable to related party	(314)	(61)
Other current assets	(2,012)	40
Accounts payable, accrued expenses and other liabilities	(17,675)	(15,783)
Income tax receivable and payable	(2,406)	1,811
Net cash provided by operating activities	7,508	18,391
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Global Financial Private Capital, LLC	(35,906)	—
Purchase of investments	(21)	(300)
Purchase of property and equipment	(838)	(344)
Purchase of computer software	(9,823)	(7,521)
Net cash used in investing activities	(46,588)	(8,165)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt	(1,250)	—
Net cash used in financing activities	(1,250)	—
Net change in cash, cash equivalents, and restricted cash	(40,330)	10,226
Cash, cash equivalents, and restricted cash at beginning of period	112,354	57,147
Cash, cash equivalents, and restricted cash at end of period	$72,024	$67,373
SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid	$8,966	$11,053
Interest paid	$7,708	$—

Explanations and Reconciliations of Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe adjusted EBITDA and adjusted net income, both of which are non-GAAP measures, are useful in evaluating our performance. We use adjusted EBITDA and adjusted net income to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that such non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, such non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted EBITDA

Adjusted EBITDA is defined as EBITDA (net income plus interest expense, income tax expense, depreciation and amortization and less interest income), further adjusted to exclude certain non-cash charges and other adjustments set forth below. Adjusted EBITDA is a useful financial metric in assessing our operating performance from period to period by excluding certain items that we believe are not representative of our core business, such as certain material non-cash items and other adjustments such as share-based compensation, strategic initiatives and reorganization and integration costs. We believe that adjusted EBITDA, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations for various reasons, including:

•

non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance; and

•

costs associated with acquisitions and the resulting integrations, restructuring, and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance.

We use adjusted EBITDA:

•	as a measure of operating performance;
•	for planning purposes, including the preparation of budgets and forecasts;
•	to allocate resources to enhance the financial performance of our business;
•	to evaluate the effectiveness of our business strategies;
•	in communications with our board of directors concerning our financial performance; and
•	as a consideration in determining compensation for certain employees.

Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation to, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•	adjusted EBITDA does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments; and
•	the definition of adjusted EBITDA can differ significantly from company to company and as a result has limitations when comparing similarly titled measures across companies.

Set forth below is a reconciliation from net income, the most directly comparable U.S. GAAP financial measure, to adjusted EBITDA for the three months ended June 30, 2019 and 2018 and the six months ended June 30, 2019 and 2018.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2019	2018	2019	2018
Net income	$3,237	$9,265	$6,048	$19,056
Provision for (benefit from) income tax	3,289	4,337	6,729	8,209
Interest income	(730)	(420)	(1,622)	(730)
Interest expense	4,031	—	8,055	—
Amortization/depreciation	7,613	6,698	14,509	12,735
EBITDA	17,440	19,880	33,719	39,269
Share-based compensation(1)	5,226	1,443	10,452	2,739
IPO readiness(2)	767	407	1,335	458
Reorganization and integration costs(3)	130	403	787	675
Acquisition expenses(4)	5,031	—	5,031	—
Adjusted EBITDA	$28,594	$22,133	$51,324	$43,141

(1)

“Share-based compensation” represents granted share-based compensation in the form of Class C Common Units (which are incentive units) of AssetMark Holdings LLC, our parent company, to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.

(2)

“IPO readiness” includes professional fees related to our preparation to become a public company. These expenses primarily include services for financial and human resources systems implementation, executive compensation assessments and other consulting services. Although these expenses occurred in both 2018 and the first quarter of 2019, these expenses are nonrecurring as they are limited to our public-company readiness preparation and do not include ongoing public-company compliance costs.

(3)

“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.

(4)	“GFPC-related expenses” includes employee severance, transition, and retention expenses, duplicative general and administrative expenses and other professional fees related to the acquisition of GFPC.

Adjusted net income

Adjusted net income represents net income before: (a) share-based compensation expense, (b) amortization of acquisition-related intangible assets, (c) acquisition and related integration expenses, (d) restructuring and conversion costs and (e) certain other expenses. Reconciled items are tax effected using the income tax rates in effect for the applicable period, adjusted for any potentially non-deductible amounts. We prepared adjusted net income to eliminate the effects of items that we do not consider indicative of our core operating performance. We have historically not used adjusted net income for internal management reporting and evaluation purposes; however, we believe that adjusted net income, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•

non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance;

•

costs associated with acquisitions and related integrations, restructuring and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance; and

•

amortization expense can vary substantially from company to company and from period to period depending upon each company’s financing and accounting policies, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; as such, the amortization of intangible assets obtained in acquisitions is not considered a key measure of our operating performance.

Adjusted net income does not purport to be an alternative to net income (loss) or cash flows from operating activities. The term adjusted net income is not defined under GAAP, and adjusted net income is not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, adjusted net income has limitations as an analytical tool and should not be considered in isolation to, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted net income does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	adjusted net income does not reflect changes in, or cash requirements for, working capital needs; and
•	other companies in the financial services industry may calculate adjusted net income differently than we do, limiting its usefulness as a comparative measure.

Set forth below is a reconciliation from net income, the most directly comparable U.S. GAAP financial measure, to adjusted net income for the three months ended June 30, 2019 and 2018 and the six months ended June 30, 2019 and 2018.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2019	2018	2019	2018
Net income	$3,237	$9,265	$6,048	$19,056
Acquisition-related amortization(1)	5,108	5,108	10,216	10,216
Expense adjustments(2)	5,928	810	7,153	1,133
Share-based compensation	5,226	1,443	10,452	2,739
Tax effect of adjustments(3)	(2,869)	(1,538)	(4,516)	(2,951)
Adjusted net income	$16,630	$15,088	$29,353	$30,193

(1)	Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(2)	Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above other than share-based compensation.
(3)	Reflects the tax impact of expense adjustments and acquisition-related amortization.

Contacts

Investors:

Taylor J. Hamilton, CFA

Head of Investor Relations

ir@assetmark.com

Media:

Lexy Siegel

Group Gordon

lsiegel@groupgordon.com

SOURCE: AssetMark Financial Holdings, Inc.